Exhibit 99.1

E V E R C O R E P A R T N E R S

EVERCORE PARTNERS REPORTS RECORD FULL YEAR 2010 REVENUES; QUARTERLY DIVIDEND OF $0.18 PER SHARE

Highlights

•	Fourth Quarter Financial Summary

•	Net Revenues of $102 million

•	Adjusted Pro Forma Net Income of $11 million, or $0.27 per share

•	U.S. GAAP Net Income of $3 million, or $0.13 per share

•	Full-Year Financial Summary

•	Adjusted Pro Forma Net Revenues of $376 million, up 20% compared to 2009

•	Adjusted Pro Forma Net Income of $38 million, or $0.94 per share, up 15% compared to 2009

•	U.S. GAAP Net Revenues of $379 million, up 20% compared to 2009

•	U.S. GAAP Net Income of $9 million or $0.39 per share, up significantly from a Net Loss of ($2) million or ($0.10) per share in 2009

•	Investment Banking

•	Record Full-Year 2010 Net Revenues

•	Advised General Motors on its IPO, the largest in history

•	Advised on two of the three largest announced M&A transactions in the U.S. (CenturyLink/Qwest, sanofi-aventis/Genzyme)

•	Q4 2010 Adjusted Pro Forma Operating Income of $14 million

•	Added further depth to Evercore’s Technology banking team with the addition of Senior Managing Director, Paul Deninger

•	Investment Management

•	Record Fourth Quarter and Full-Year 2010 Net Revenues

•	Assets Under Management increased to $17.4 billion compared to $4.3 billion at the end of 2009

•	Q4 2010 Adjusted Pro Forma Operating Income of $2 million

•	Early stage businesses contributed to Operating Income for the first time

•	Quarterly dividend of $0.18 per share

NEW YORK, February 2, 2011 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $102.4 million for the three months ended December 31, 2010, compared to Adjusted Pro Forma Net Revenues of $109.1 million and $123.7 million for the three months ended December 31, 2009 and September 30, 2010, respectively. Adjusted Pro Forma Net Revenues were $375.9 million for the twelve months ended December 31, 2010, compared to $314.4 million for the twelve months ended December 31, 2009. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $10.9 million, or $0.27 per share for the three months ended December 31, 2010, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $16.5 million, or $0.41 per share for the three months ended December 31, 2009 and $14.6 million, or $0.38 per share for the three months ended September 30, 2010. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $37.9 million, or $0.94 per share for the twelve months ended December 31, 2010, compared to an Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $32.9 million, or $0.89 per share for the twelve months ended December 31, 2009.

U.S. GAAP Net Revenues were $102.2 million for the three months ended December 31, 2010, compared to U.S. GAAP Net Revenues of $110.0 million and $123.7 million for the three months ended December 31, 2009 and September 30, 2010, respectively. U.S. GAAP Net Revenues were $378.9 million for the twelve months ended December 31, 2010, compared to U.S. GAAP Net Revenues of $314.5 million for the twelve months ended December 31, 2009. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $3.3 million, or $0.13 per share for the three months ended December 31, 2010, compared to U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $1.6 million, or $0.07 per share for the three months ended December 31, 2009 and $3.5 million, or $0.17 per share for the three months ended September 30, 2010. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $9.0 million, or $0.39 per share for the twelve months ended December 31, 2010, compared to a U.S. GAAP Net Loss Attributable to Evercore Partners Inc. of ($1.6) million, or ($0.10) per share for the twelve months ended December 31, 2009.

The Adjusted Pro Forma compensation ratio for the three months ended December 31, 2010 was 62%, compared to 58% for the same period in 2009 and 62% for the three months ended September 30, 2010. The Adjusted Pro Forma full-year compensation ratio of 61% is improved from 64% in 2009 but up from 60% on a trailing twelve-month basis in Q3 2010. The U.S. GAAP compensation ratio for the three months ended December 31, 2010, December 31, 2009 and September 30, 2010 was 67%, 62% and 66%, respectively. The U.S. GAAP full-year 2010 compensation ratio of 66% is up from the Q3 2010 compensation ratio on a trailing twelve month basis of 65% and down from the full year 2009 of 67%.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Evercore accomplished a number of important objectives in the fourth quarter as the early stage Investment Management businesses began to contribute positively to earnings, our Assets Under Management exceeded $17 billion driven by the ongoing growth of Atalanta Sosnoff, and the Institutional Equities business launched coverage of more than 100 companies and generated revenue from more than 75 clients. Our core Advisory business continued to demonstrate its strong position in the market, including representing General Motors in its landmark IPO,” said Ralph Schlosstein, President and Chief Executive Officer. “These accomplishments complemented a solid financial performance for the year, in which the company generated record revenues in both Investment Banking and Investment Management and in which we made substantial investments in the future success of the company.”

“The overall recovery in U.S. and global transaction volume continued to accelerate in Q4 and is expected to continue in 2011. Evercore distinguished itself by advising on two of the three largest mergers in the market last year. We also advised on the two largest U.S. IPO’s, including the GM offering, which was the largest in history,” said Roger Altman, Executive Chairman. “We also continue to add talented advisory partners, both laterally and internally, as we have consistently done for years. The Evercore brand, which is stronger than it has ever been, is very helpful in that regard.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009	% Change
	(dollars in thousands)
Net Revenues	$102,188	$123,718	$110,002	(17%)	(7%)	$378,897	$314,545	20%
Operating Income	$8,859	$17,696	$19,802	(50%)	(55%)	$34,242	$21,184	62%
Net Income (Loss) Attributable to Evercore Partners Inc.	$3,287	$3,530	$1,649	(7%)	99%	$8,954	$(1,570)	NM
Diluted Earnings (Loss) Per Share	$0.13	$0.17	$0.07	(24%)	86%	$0.39	$(0.10)	NM
Compensation Ratio	67%	66%	62%			66%	67%
Operating Margin	9%	14%	18%			9%	7%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009	% Change
	(dollars in thousands)
Net Revenues	$102,358	$123,706	$109,140	(17%)	(6%)	$375,936	$314,440	20%
Operating Income	$16,399	$25,036	$30,448	(34%)	(46%)	$64,536	$59,806	8%
Net Income Attributable to Evercore Partners Inc.	$10,855	$14,648	$16,536	(26%)	(34%)	$37,894	$32,883	15%
Diluted Earnings Per Share	$0.27	$0.38	$0.41	(29%)	(34%)	$0.94	$0.89	6%
Compensation Ratio	62%	62%	58%			61%	64%
Operating Margin	16%	20%	28%			17%	19%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

Evercore’s Investment Banking business reported revenues this quarter of $75.7 million, down 24% from both Q4 2009 and from last quarter’s record. Operating Income of $13.9 million decreased 61% and 46% when compared to Q4 2009 and Q3 2010, respectively. The Operating Margin for the quarter was 18% reflecting lower Advisory results, and the full impact of investments in Institutional Equities and the Private Funds Group.

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$75,653	$99,563	$99,181	$292,001	$287,265
Other Revenue, net	460	435	326	4,085	2,065

Net Revenues	76,113	99,998	99,507	296,086	289,330

Expenses:
Employee Compensation and Benefits	47,604	60,847	53,256	178,376	163,269
Non-compensation Costs	14,563	13,315	10,513	51,990	35,084

Total Expenses	62,167	74,162	63,769	230,366	198,353

Operating Income	$13,946	$25,836	$35,738	$65,720	$90,977

Compensation Ratio	63%	61%	54%	60%	56%
Operating Margin	18%	26%	36%	22%	31%

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$77,137	$101,367	$100,880	$301,931	$293,311
Other Revenue, net	(590)	(607)	(709)	(84)	(677)

Net Revenues	76,547	100,760	100,171	301,847	292,634

Expenses:
Employee Compensation and Benefits	51,986	64,948	57,381	195,908	171,179
Non-compensation Costs	16,532	15,588	12,682	63,812	43,006
Special Charges	—	—	3,991	—	7,942

Total Expenses	68,518	80,536	74,054	259,720	222,127

Operating Income	$8,029	$20,224	$26,117	$42,127	$70,507

Compensation Ratio	68%	64%	57%	65%	58%
Operating Margin	10%	20%	26%	14%	24%

Revenues

Investment Banking earned advisory fees in excess of $1 million from 20 clients during the fourth quarter of 2010, and completed one underwriting assignment. During the quarter we provided advice on major strategic transactions including General Motors IPO, the largest in history, EXCO’s proposed management buyout, Qatar Holding’s acquisition of a 9.1% stake in Hochtief AG, ITC^Deltacom’s sale to Earthlink and Gedeon Richter’s acquisition of PregLem S.A., among others. The number of fee-paying clients for 2010 increased to 191 compared to 162 in the prior year.

Expenses

Compensation costs for the Investment Banking segment on an Adjusted Pro Forma basis for the three months ended December 31, 2010 were $47.6 million, a decrease of 11% from the prior year and 22% from Q3 2010. For the three months ended December 31, 2010, Evercore’s Investment Banking Adjusted Pro Forma compensation ratio was 63%, versus the compensation ratio reported for the three months ended December 31, 2009 of 54% and 61% for the three months ended September 30, 2010. The full-year Adjusted Pro Forma compensation ratio was 60%, consistent with the LTM compensation ratio in Q3 2010. The full-year U.S. GAAP compensation ratio was 65%, up from the LTM compensation ratio of 62% in Q3 2010.

Non-compensation costs on an Adjusted Pro Forma basis for the three months ended December 31, 2010 of $14.6 million increased 39% from the same period last year and 9% in comparison to last quarter. The increase versus Q3 2010 was driven by costs related to search and recruiting fees, higher travel as activity levels increased and the impact of the fully-operational Institutional Equities business. Expenses included $0.7 million and $1.6 million related to the amortization of acquired intangible assets for the three and twelve months ended December 31, 2010.

New Business

The Institutional Equities business is now composed of 43 professionals including 13 publishing research analysts and 10 sales and sales trading professionals. The Research team now covers 109 companies across Technology, Media and Telecommunications and Financial Institutions and has opened accounts with 110 clients. For the three months ended December 31, 2010 the business generated $2.3 million in revenues, an increase of 245% in comparison to the prior quarter. Expenses were $8.6 million for the quarter. While the business reduced Adjusted Pro Forma Earnings Per Share by approximately $0.10 per share for the full year, its impact on earnings was lower in the fourth quarter than in the third quarter.

Investment Management

The Investment Management segment reported Operating Income of $2.5 million in the fourth quarter reflecting positive contributions from our early-stage businesses and the continued success of the two acquisitions closed earlier this year. Assets Under Management (AUM) increased to $17.4 billion on approximately $1.0 billion of market appreciation offset by net outflows of approximately $230 million, including approximately $250 million of net outflows in cash management products in Mexico.

The segment reported a full-year operating loss of $1.2 million, a significant improvement from the $31.2 million operating loss in 2009.

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,096	$23,412	$9,104	$76,854	$21,615
Other Revenue, net	149	296	529	2,996	3,495

Net Revenues	26,245	23,708	9,633	79,850	25,110

Expenses:
Employee Compensation and Benefits	15,429	16,456	9,756	52,720	38,149
Non-compensation Costs	8,363	8,052	5,167	28,314	18,132

Total Expenses	23,792	24,508	14,923	81,034	56,281

Operating Income (Loss)	$2,453	$(800)	$(5,290)	$(1,184)	$(31,171)

Compensation Ratio	59%	69%	101%	66%	152%
Operating Margin	9%	(3%)	(55%)	(1%)	(124%)

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,380	$23,543	$10,177	$77,579	$23,269
Other Revenue, net	(739)	(585)	(346)	(529)	(1,358)

Net Revenues	25,641	22,958	9,831	77,050	21,911

Expenses:
Employee Compensation and Benefits	16,181	17,319	10,620	56,009	39,639
Non-compensation Costs	8,630	8,167	5,526	28,926	19,408
Special Charges	—	—	—	—	12,187

Total Expenses	24,811	25,486	16,146	84,935	71,234

Operating Income (Loss)	$830	$(2,528)	$(6,315)	$(7,885)	$(49,323)

Compensation Ratio	63%	75%	108%	73%	181%
Operating Margin	3%	(11%)	(64%)	(10%)	(225%)

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(dollars in thousands)
Management Fees
Wealth Management	$2,894	$2,573	$1,682	$9,826	$3,903
Institutional Asset Management (1)	18,038	17,035	4,464	51,511	14,631
Private Equity	1,915	2,301	3,088	8,396	10,207

Total Management Fees	22,847	21,909	9,234	69,733	28,741

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,670	1,092	770	5,546	713
Private Equity	1,711	542	(72)	2,148	(5,179)

Total Realized and Unrealized Gains (Losses)	3,381	1,634	698	7,694	(4,466)

HighView	—	—	—	—	(920)
Equity in EAM Gains (Losses)	—	—	—	—	(334)
Equity in Affiliate Managers (2)	(132)	(131)	(828)	(573)	(1,406)

Investment Management Revenues	$26,096	$23,412	$9,104	$76,854	$21,615

(1)	Management fees from Institutional Asset Management were $18.2 million and $51.7 million for the three and twelve months ended December 31, 2010, and $4.7 million and $14.9 million for the three and twelve months ended December 31, 2009 on a U.S. GAAP basis, excluding the reduction of revenues for reimbursable client-related expenses.
(2)	Equity in Pan and G5 on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income (Loss) from Equity Method Investments.

Fees earned from the management of client portfolios and other investment advisory services of $22.8 million increased significantly for the three months ended December 31, 2010 compared to the fourth quarter of 2009, reflecting Atalanta Sosnoff, the inclusion of fees associated with Trilantic and continued growth in AUM within Wealth Management and the other Institutional Asset Management businesses. Fees earned in the fourth quarter increased by 4% in comparison to the fees earned in the third quarter of 2010.

Expenses

The reported growth in expenses in the fourth quarter of 2010 relative to the same period last year was primarily attributable to Atalanta Sosnoff. Non-compensation costs increased slightly from last quarter. Non-compensation costs included $1.6 million and $3.7 million related to the amortization of acquired intangible assets for the three and twelve months ended December 31, 2010.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2010 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and the amortization of intangibles, principally related to Braveheart and Protego. In addition, for Adjusted Pro Forma purposes, reimbursable client-related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and twelve months ended December 31, 2009, are included in Annex I, pages A-2 to A-10.

Noncontrolling Interests

Noncontrolling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended December 31, 2010 and 2009 and September 30, 2010 the gain (loss) allocated to noncontrolling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(dollars in thousands)
Segment
Investment Banking (1)	$(2,752)	$(1,282)	$—	$(4,678)	$—
Investment Management (1)	285	39	(621)	(247)	(3,252)

Total	$(2,467)	$(1,243)	$(621)	$(4,925)	$(3,252)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense which is eliminated for ETC and EAM.

Income Taxes

For the three and twelve months ended December 31, 2010, Evercore’s Adjusted Pro Forma effective tax rate was approximately 42%.

For the three and twelve months ended December 31, 2010, Evercore’s U.S. GAAP effective tax rate was approximately 50% and 47%, respectively, compared to 66% and 99% for the three and twelve months ended December 31, 2009. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the noncontrolling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $234.4 million at December 31, 2010. Current assets exceed current liabilities by $189.4 million at December 31, 2010. Amounts due related to the Long-Term Notes Payable were $98.1 million at December 31, 2010.

During the quarter the Company repurchased approximately 17,500 shares and share equivalents at an average cost of $30.35 per share.

Dividend

On January 31, 2011 the Board of Directors of Evercore declared a quarterly dividend of $0.18 per share to be paid on March 11, 2011 to common stockholders of record on February 25, 2011.

Conference Call

Evercore will host a conference call to discuss its results for the fourth quarter on Wednesday, February 2, 2011, at 8:00 a.m. Eastern Time with access available via the internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 825-1692 (toll-free domestic) or (617) 213-8059 (international); passcode: 87937830. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 38323374. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on Evercore’s Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s investment management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Houston, Los Angeles, San Francisco, Washington D.C., London, Mexico City and Monterrey, Mexico and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
REVENUES
Investment Banking Revenue	$77,137	$100,880	$301,931	$293,311
Investment Management Revenue	26,380	10,177	77,579	23,269
Other Revenue	4,122	4,016	22,228	22,234

TOTAL REVENUES	107,639	115,073	401,738	338,814
Interest Expense (1)	5,451	5,071	22,841	24,269

NET REVENUES	102,188	110,002	378,897	314,545

EXPENSES
Employee Compensation and Benefits	68,167	68,001	251,917	210,818
Occupancy and Equipment Rental	5,242	3,844	18,329	13,916
Professional Fees	7,813	6,319	28,464	20,930
Travel and Related Expenses	4,803	3,203	16,593	9,703
Communications and Information Services	1,828	1,211	6,074	3,926
Depreciation and Amortization	3,400	1,164	10,077	4,517
Special Charges	—	3,991	—	20,129
Acquisition and Transition Costs	278	—	3,399	712
Other Operating Expenses	1,798	2,467	9,802	8,710

TOTAL EXPENSES	93,329	90,200	344,655	293,361

INCOME BEFORE INCOME FROM EQUITY METHOD INVESTMENTS AND INCOME TAXES	8,859	19,802	34,242	21,184
Income (Loss) from Equity Method Investments	(116)	(828)	(557)	(1,406)

INCOME BEFORE INCOME TAXES	8,743	18,974	33,685	19,778
Provision for Income Taxes	4,372	12,499	15,880	19,532

NET INCOME	4,371	6,475	17,805	246
Net Income Attributable to Noncontrolling Interest	1,084	4,826	8,851	1,816

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$3,287	$1,649	$8,954	$(1,570)

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:	$3,266	$1,649	$8,880	$(1,570)

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	21,892	18,157	19,655	15,545
Diluted	25,353	22,295	22,968	15,545
Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.15	$0.09	$0.45	$(0.10)
Diluted	$0.13	$0.07	$0.39	$(0.10)

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other event-based awards, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and event-based stock-based awards.

2.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Acquisition and Transition Costs. The Company has reflected Acquisition and Transition Costs for expenses incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

b.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the acquisitions of SFS and EAM.

3.	Special Charges. The Company has reflected charges in conjunction with its decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives, which it has excluded from Adjusted Pro Forma results. These charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 partnership units. The Company’s Management believes that excluding the effects of these Special Charges improves the comparability of operating performance across periods.

4.	Client Expenses. The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Advisory and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income (Loss) from Equity Method Investments. The Adjusted Pro Forma results present Income (Loss) from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net Revenues - U.S. GAAP	$102,188	$123,718	$110,002	$378,897	$314,545
Reimbursable Expenses (1)	(1,652)	(1,804)	(1,944)	(10,098)	(6,294)
Income (Loss) from Equity Method Investments (2)	(116)	(131)	(828)	(557)	(1,406)
Interest Expense on Long-term Debt (3)	1,938	1,923	1,910	7,694	7,595

Net Revenues - Adjusted Pro Forma	$102,358	$123,706	$109,140	$375,936	$314,440

Compensation Expense - U.S. GAAP	$68,167	$82,267	$68,001	$251,917	$210,818
Amortization of LP Units and Certain Other Awards (4)	(5,134)	(4,964)	(4,989)	(20,821)	(9,400)

Compensation Expense - Adjusted Pro Forma	$63,033	$77,303	$63,012	$231,096	$201,418

Operating Income - U.S. GAAP	$8,859	$17,696	$19,802	$34,242	$21,184
Income (Loss) from Equity Method Investments (2)	(116)	(131)	(828)	(557)	(1,406)

Pre-Tax Income - U.S. GAAP	8,743	17,565	18,974	33,685	19,778
Amortization of LP Units and Certain Other Awards (4)	5,134	4,964	4,989	20,821	9,400
Special Charges (5)	—	—	3,991	—	20,129
Acquisition and Transition Costs (6)	—	—	—	—	712
Intangible Asset Amortization (6)	584	584	584	2,336	2,192

Pre-Tax Income - Adjusted Pro Forma	14,461	23,113	28,538	56,842	52,211
Interest Expense on Long-term Debt (3)	1,938	1,923	1,910	7,694	7,595

Operating Income - Adjusted Pro Forma	$16,399	$25,036	$30,448	$64,536	$59,806

Provision for Income Taxes - U.S. GAAP	$4,372	$8,547	$12,499	$15,880	$19,532
Income Taxes (7)	1,701	1,161	124	7,993	3,048

Provision for Income Taxes - Adjusted Pro Forma	$6,073	$9,708	$12,623	$23,873	$22,580

Net Income (Loss) Attributable to Evercore Partners Inc. - U.S. GAAP	$3,287	$3,530	$1,649	$8,954	$(1,570)
Amortization of LP Units and Certain Other Awards (4)	5,134	4,964	4,989	20,821	9,400
Special Charges (5)	—	—	3,991	—	20,129
Acquisition and Transition Costs (6)	—	—	—	—	712
Intangible Asset Amortization (6)	584	584	584	2,336	2,192
Income Taxes (7)	(1,701)	(1,161)	(124)	(7,993)	(3,048)
Noncontrolling Interest (8)	3,551	6,731	5,447	13,776	5,068

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$10,855	$14,648	$16,536	$37,894	$32,883

Diluted Shares Outstanding - U.S. GAAP	25,353	21,091	22,295	22,968	15,545
Vested Partnership Units (9)	9,795	12,473	12,396	11,914	14,172
Unvested Partnership Units (9)	4,540	4,540	4,603	4,540	4,603
Unvested Restricted Stock Units - Event Based (9)	633	639	728	633	728
Unvested Restricted Stock Units - Service Based (9)	—	—	—	—	1,798
Unvested Restricted Stock - Service Based (9)	—	—	—	—	80

Diluted Shares Outstanding - Adjusted Pro Forma	40,321	38,743	40,022	40,055	36,926

Key Metrics: (a)
Diluted Earnings (Loss) Per Share - U.S. GAAP (b)	$0.13	$0.17	$0.07	$0.39	$(0.10)
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.27	$0.38	$0.41	$0.94	$0.89

Compensation Ratio - U.S. GAAP	67%	66%	62%	66%	67%
Compensation Ratio - Adjusted Pro Forma	62%	62%	58%	61%	64%

Operating Margin - U.S. GAAP	9%	14%	18%	9%	7%
Operating Margin - Adjusted Pro Forma	16%	20%	28%	17%	19%

Effective Tax Rate - U.S. GAAP	50%	49%	66%	47%	99%
Effective Tax Rate - Adjusted Pro Forma	42%	42%	44%	42%	43%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income (Loss) Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended December 31, 2010 and September 30, 2010 and $74 for the twelve months ended December 31, 2010, related to the Company's noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Net Revenues - U.S. GAAP	$378,897	$386,711	$314,545
Reimbursable Expenses (1)	(10,098)	(10,390)	(6,294)
Income (Loss) from Equity Method Investments (2)	(557)	(1,269)	(1,406)
Interest Expense on Long-term Debt (3)	7,694	7,666	7,595

Net Revenues - Adjusted Pro Forma	$375,936	$382,718	$314,440

Compensation Expense - U.S. GAAP	$251,917	$251,751	$210,818
Amortization of LP Units and Certain Other Awards (4)	(20,821)	(20,676)	(9,400)

Compensation Expense - Adjusted Pro Forma	$231,096	$231,075	$201,418

Compensation Ratio - U.S. GAAP (a)	66%	65%	67%
Compensation Ratio - Adjusted Pro Forma (a)	61%	60%	64%

	Investment Banking
	Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Net Revenues - U.S. GAAP	$301,847	$325,471	$292,634
Reimbursable Expenses (1)	(9,946)	(10,145)	(6,046)
Income (Loss) from Equity Method Investments (2)	16	—	—
Interest Expense on Long-term Debt (3)	4,169	4,154	2,742

Net Revenues - Adjusted Pro Forma	$296,086	$319,480	$289,330

Compensation Expense - U.S. GAAP	$195,908	$201,303	$171,179
Amortization of LP Units and Certain Other Awards (4)	(17,532)	(17,275)	(7,910)

Compensation Expense - Adjusted Pro Forma	$178,376	$184,028	$163,269

Compensation Ratio - U.S. GAAP (a)	65%	62%	58%
Compensation Ratio - Adjusted Pro Forma (a)	60%	58%	56%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2010				Twelve Months Ended December 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$75,653	$1,484	(1)(2)	$77,137	$292,001	$9,930	(1)(2)	$301,931
Other Revenue, net	460	(1,050	)(3)	(590)	4,085	(4,169	)(3)	(84)

Net Revenues	76,113	434		76,547	296,086	5,761		301,847

Expenses:
Employee Compensation and Benefits	47,604	4,382	(4)	51,986	178,376	17,532	(4)	195,908
Non-compensation Costs	14,563	1,969	(6)	16,532	51,990	11,822	(6)	63,812

Total Expenses	62,167	6,351		68,518	230,366	29,354		259,720

Operating Income	$13,946	$(5,917)		$8,029	$65,720	$(23,593)		$42,127

Compensation Ratio (a)	63%			68%	60%			65%
Operating Margin (a)	18%			10%	22%			14%

	Investment Management Segment
	Three Months Ended December 31, 2010				Twelve Months Ended December 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$26,096	$284	(1)(2)	$26,380	$76,854	$725	(1)(2)	$77,579
Other Revenue, net	149	(888	)(3)	(739)	2,996	(3,525	)(3)	(529)

Net Revenues	26,245	(604)		25,641	79,850	(2,800)		77,050

Expenses:
Employee Compensation and Benefits	15,429	752	(4)	16,181	52,720	3,289	(4)	56,009
Non-compensation Costs	8,363	267	(6)	8,630	28,314	612	(6)	28,926

Total Expenses	23,792	1,019		24,811	81,034	3,901		84,935

Operating Income (Loss)	$2,453	$(1,623)		$830	$(1,184)	$(6,701)		$(7,885)

Compensation Ratio (a)	59%			63%	66%			73%
Operating Margin (a)	9%			3%	(1%)			(10%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$99,563	$1,804	(1)	$101,367
Other Revenue, net	435	(1,042	)(3)	(607)

Net Revenues	99,998	762		100,760

Expenses:
Employee Compensation and Benefits	60,847	4,101	(4)	64,948
Non-compensation Costs	13,315	2,273	(6)	15,588

Total Expenses	74,162	6,374		80,536

Operating Income	$25,836	$(5,612)		$20,224

Compensation Ratio (a)	61%			64%
Operating Margin (a)	26%			20%

	Investment Management Segment
	Three Months Ended September 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$23,412	$131	(2)	$23,543
Other Revenue, net	296	(881	)(3)	(585)

Net Revenues	23,708	(750)		22,958

Expenses:
Employee Compensation and Benefits	16,456	863	(4)	17,319
Non-compensation Costs	8,052	115	(6)	8,167

Total Expenses	24,508	978		25,486

Operating Income (Loss)	$(800)	$(1,728)		$(2,528)

Compensation Ratio (a)	69%			75%
Operating Margin (a)	(3%)			(11%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2009				Twelve Months Ended December 31, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$99,181	$1,699	(1)	$100,880	$287,265	$6,046	(1)	$293,311
Other Revenue, net	326	(1,035	)(3)	(709)	2,065	(2,742	)(3)	(677)

Net Revenues	99,507	664		100,171	289,330	3,304		292,634

Expenses:
Employee Compensation and Benefits	53,256	4,125	(4)	57,381	163,269	7,910	(4)	171,179
Non-compensation Costs	10,513	2,169	(6)	12,682	35,084	7,922	(6)	43,006
Special Charges	—	3,991	(5)	3,991	—	7,942	(5)	7,942

Total Expenses	63,769	10,285		74,054	198,353	23,774		222,127

Operating Income	$35,738	$(9,621)		$26,117	$90,977	$(20,470)		$70,507

Compensation Ratio (a)	54%			57%	56%			58%
Operating Margin (a)	36%			26%	31%			24%

	Investment Management Segment
	Three Months Ended December 31, 2009				Twelve Months Ended December 31, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$9,104	$1,073	(1)(2)	$10,177	$21,615	$1,654	(1)(2)	$23,269
Other Revenue, net	529	(875	)(3)	(346)	3,495	(4,853	)(3)	(1,358)

Net Revenues	9,633	198		9,831	25,110	(3,199)		21,911

Expenses:
Employee Compensation and Benefits	9,756	864	(4)	10,620	38,149	1,490	(4)	39,639
Non-compensation Costs	5,167	359	(6)	5,526	18,132	1,276	(6)	19,408
Special Charges	—	—		—	—	12,187	(5)	12,187

Total Expenses	14,923	1,223		16,146	56,281	14,953		71,234

Operating Income (Loss)	$(5,290)	$(1,025)		$(6,315)	$(31,171)	$(18,152)		$(49,323)

Compensation Ratio (a)	101%			108%	152%			181%
Operating Margin (a)	(55%)			(64%)	(124%)			(225%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Income (Loss) from Equity Method Investments is included within Revenue as the Company’s Management believes it is a more meaningful presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The Company incurred expenses from the modification of Evercore LP Units, which will vest over a five-year period.

(5)	The Company has reflected charges in conjunction with Evercore’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 Evercore LP partnership units.

(6)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments

	Three Months Ended December 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,705	$1,537	$5,242	$—		$5,242
Professional Fees	4,546	2,443	6,989	824	(1)	7,813
Travel and Related Expenses	3,541	590	4,131	672	(1)	4,803
Communications and Information Services	1,228	559	1,787	41	(1)	1,828
Depreciation and Amortization	1,094	1,722	2,816	584	(6a)	3,400
Acquisition and Transition Costs	273	5	278	—		278
Other Operating Expenses	176	1,507	1,683	115	(1)	1,798

Total Non-compensation Costs	$14,563	$8,363	$22,926	$2,236		$25,162

	Three Months Ended September 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,494	$1,635	$5,129	$—		$5,129
Professional Fees	3,215	2,140	5,355	580	(1)	5,935
Travel and Related Expenses	2,806	525	3,331	1,110	(1)	4,441
Communications and Information Services	1,010	409	1,419	36	(1)	1,455
Depreciation and Amortization	1,105	1,690	2,795	584	(6a)	3,379
Acquisition and Transition Costs	284	101	385	—		385
Other Operating Expenses	1,401	1,552	2,953	78	(1)	3,031

Total Non-compensation Costs	$13,315	$8,052	$21,367	$2,388		$23,755

	Three Months December 31, 2009
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$2,473	$1,371	$3,844	$—		$3,844
Professional Fees	2,951	2,072	5,023	1,296	(1)	6,319
Travel and Related Expenses	2,381	270	2,651	552	(1)	3,203
Communications and Information Services	807	356	1,163	48	(1)	1,211
Depreciation and Amortization	381	199	580	584	(6a)	1,164
Acquisition and Transition Costs	—	—	—	—		—
Other Operating Expenses	1,520	899	2,419	48	(1)	2,467

Total Non-compensation Costs	$10,513	$5,167	$15,680	$2,528		$18,208

	Twelve Months December 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$12,832	$5,497	$18,329	$—		$18,329
Professional Fees	14,174	8,290	22,464	6,000	(1)	28,464
Travel and Related Expenses	11,191	1,742	12,933	3,660	(1)	16,593
Communications and Information Services	4,177	1,770	5,947	127	(1)	6,074
Depreciation and Amortization	3,414	4,327	7,741	2,336	(6a)	10,077
Acquisition and Transition Costs	1,456	1,943	3,399	—		3,399
Other Operating Expenses	4,746	4,745	9,491	311	(1)	9,802

Total Non-compensation Costs	$51,990	$28,314	$80,304	$12,434		$92,738

	Twelve Months December 31, 2009
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$8,856	$5,060	$13,916	$—		$13,916
Professional Fees	10,723	6,954	17,677	3,253	(1)	20,930
Travel and Related Expenses	6,102	970	7,072	2,631	(1)	9,703
Communications and Information Services	2,685	1,133	3,818	108	(1)	3,926
Depreciation and Amortization	1,508	817	2,325	2,192	(6a)	4,517
Acquisition and Transition Costs	—	—	—	712	(6b)	712
Other Operating Expenses	5,210	3,198	8,408	302	(1)	8,710

Total Non-compensation Costs	$35,084	$18,132	$53,216	$9,198		$62,414

(6a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.

(6b)	The Company has reflected Acquisition and Transition Costs for costs incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

(7)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to increase Evercore’s effective tax rate to approximately 42% for the three and twelve months ended December 31, 2010. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(8)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(9)	Assumes the vesting of all Evercore LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the event-based restricted stock units are excluded from the calculation.